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                                                                   EXHIBIT 23.3
                                  May 2, 1997



Boards of Directors
CF Mutual Holdings and
Carrollton Federal Bank, FSB
110 Dixie Street
Carrollton, Georgia 30117

Directors:

     We hereby consent to the use of our firm's name in the Form AC Application for Conversion of CF Mutual Holdings, Carrollton, Georgia, and any amendments thereto, in the Form S-1 Registration Statement of Community First Banking Company and any amendments thereto, and in the Application H-(e)1-S for Community First Banking Company. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings, including the Prospectus of Community First Banking Company.

                                                Sincerely,

                                                /s/ Charles M. Hebert
                                                --------------------------
                                                Charles M. Hebert
                                                Principal